UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/15/2008

NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:   1-16411

Delaware	95-4840775
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1840 Century Park East, Los Angeles, CA 90067
(Address of principal executive offices, including zip code)

(310) 553-6262
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On April 15, 2008, Northrop Grumman Corporation issued a press release announcing that it expects to record a charge to 2008 first quarter earnings of $320 to $360 million or $0.61 to $0.69 per diluted share in connection with its Shipbuilding business. The charge primarily reflects a reevaluation of the estimated schedule and cost to complete the LHD-8 amphibious assault ship, as well as resource impacts on other Gulf Coast ships, and an evaluation of purchased intangible assets associated with the Shipbuilding business. The press release is furnished as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1 Press Release dated April 15, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION

Date: April 15, 2008	By:	/s/ Stephen D. Yslas
Stephen D. Yslas
Corporate Vice President, Secretary and Deputy General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated April 15, 2008